SCHEDULE 14C
                                 (RULE 14C-101)

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934

                           Check the appropriate box:

                      [X] Preliminary Information Statement
                      [ ] Definitive Information Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                (Name of Registrant As Specified In Its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                               [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which the transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                      LUNA TECHNOLOGIES INTERNATIONAL, INC.
                                61B FAWCETT ROAD
                           COQUITLAM, BRITISH COLUMBIA
                                 CANADA V3K 6V2

                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

                            British Columbia, Canada
                                     *, 2006

This information statement has been mailed on or about *, 2006 to the stockholders of record on *, 2006 (the "Record Date") of Luna Technologies International, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by a majority of the stockholders of the Company, dated as of January 26, 2006. The actions to be taken pursuant to the written consent shall be taken on or about *, 2006, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                                           By Order of the Board of Directors,


                                           /s/ Kimberly Landry
                                           ------------------------------
                                           Kimberly Landry
                                           Chief Executive Officer and Director

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JANUARY 26, 2006.

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated January 26, 2006, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2006:

1. To Amend the Company's Certificate of Incorporation, to increase the number of authorized capital of the Company from an aggregate of 35,000,000 shares to an aggregate of 110,000,000, of which 100,000,000 shall be common stock, par value $.0001 per share (the "Common Stock") and 10,000,000 shall be preferred stock, par value $.0001.


                      OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 30,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date and 5,000,000 shares of preferred stock of which 0 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2006.

This Information Statement will serve as written notice to stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following tables sets forth, as of January 26, 2006, the number of and percent of the Company's common stock beneficially owned by o all directors and nominees, naming them, o our executive officers, o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

----------------------------------------------------------------------------------------------------------
Name and Address                                 Shares of Common Stock (1)    Percent of Class (1)
----------------------------------------------------------------------------------------------------------
Kimberly Landry                                  1,869,000 (2)                 12.8%
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
----------------------------------------------------------------------------------------------------------
Robert H. Humber                                 0                             *
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
----------------------------------------------------------------------------------------------------------
Douglas Sinclair                                 1,585,000                     10.9%
1653 Plateau Cresent
Coquitlam, British Columbia
Canada V3B 3E3
----------------------------------------------------------------------------------------------------------
Barry Drummond                                   845,000                       5.8%
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
----------------------------------------------------------------------------------------------------------
Walter Doyle                                     750,000                       5.2%
c/o Luna International Technologies, Inc.
61 B Fawcett Road, Coquitlam,
British Columbia, Canada V3K 6V2
----------------------------------------------------------------------------------------------------------
All officers and directors as a group (2         1,869,000                     12.8%
persons)
----------------------------------------------------------------------------------------------------------


*Less than one percent.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of January 26, 2006 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person. Based upon 14,548,398 issued and outstanding as of January 26, 2006.

(2) Includes 11,000 shares of common stock issuable upon exercise of options which are presently exercisable at a price of $0.04.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

On January 26, 2006, a majority of the stockholders of the Company approved an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares from an aggregate of 35,000,000 to an aggregate of 100,000,000. The Company currently has authorized Common Stock of 30,000,000 shares and 5,000,000 Preferred Stock of which approximately 14,548,398 shares of Common Stock and 0 shares of Preferred Stock are outstanding as of January 26, 2006. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The Preferred Stock will be "blank check" preferred stock, giving the board of directors the authorization, without further stockholder approval, to issue up to 10,000,000 shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and other rights and qualifications of any such series. The authorized shares of Preferred Stock issued will be available for issuance for those purposes as the board of directors may deem advisable without further action by the stockholders, except as may be required by the Company's Articles of Incorporation and applicable laws and regulations.

As of the Record Date, a total of * shares of the Company's currently authorized 30,000,000 shares of Common Stock and * shares of authorized Preferred Stock are issued and outstanding. The increase in the number of authorized but unissued shares would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its certificate or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Except for the following, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are proposed to be authorized:

SECURED CONVERTIBLE NOTES

To obtain funding for its ongoing operations, the Company entered into a Securities Purchase Agreement with four accredited investors, AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners, LLC, on December 16, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock. The investors are obligated to provide us with an aggregate of $4,000,000 as follows:

      o     $400,000 was disbursed on December 21, 2005;

      o $300,000 will be disbursed within five days of the filing of a registration statement on Form SB-2 covering the number of shares of the Company's common stock underlying the secured convertible notes, and the warrants; and

      o $300,000 will be disbursed within five days of the effectiveness of the aforementioned registration statement.

Accordingly, we have received a total of $400,000 pursuant to the Securities Purchase Agreement. The proceeds received from the sale of the secured convertible notes will be used for general corporate purposes and working capital.

The secured convertible notes bear interest at 8%, unless the common stock of the Company is greater than $0.2125 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into the Company's common stock, at the Purchasers' option, at a 50% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, the Company granted the investors a security interest in substantially all of its assets and intellectual property. The Company is required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, the Company is required to pay liquidated damages to the investors. In the event that the Company breaches any representation or warranty in the Securities Purchase Agreement, the Company is required to pay liquidated damages in shares or cash, at the election of the Company, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.40 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the warrants on a cashless basis, then the Company will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event the Company issues common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for the Company's shares of common stock for the five trading days immediately preceding such issuance as set forth on the Company's principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by the Company in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the selling stockholder's position.

The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of the Company's common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.


The following are the risks associated with entering into the Securities Purchase Agreement:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

As of January 26, 2006, we had 14,548,398 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 3,809,524 shares of common stock at current market prices and outstanding warrants to purchase 2,518,750 shares of common stock. Additionally, we have an obligation to sell secured convertible notes that may be converted into an estimated 5,714,286 shares of common stock at current market prices and issue warrants to purchase 600,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of January 26, 2006 of $.21.

                                                            NUMBER OF
% BELOW MARKET     PRICE PER SHARE     DISCOUNT OF 40%      SHARES ISSUABLE
--------------     ---------------     ---------------      ---------------
25%                $.1575              $.0788               12,698,413
50%                $.1050              $.0525               19,047,619
75%                $.0525              $.0263               38,095,238

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the investors convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The investors could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of the secured convertible notes, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investors may ultimately convert and sell the full amount issuable on conversion. Although the investors may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the investors from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investors could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.


IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO A REGISTRATION STATEMENT MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and plan to register 35,383,956 shares, based upon current prices, to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and registering may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $400,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $600,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                                           By Order of the Board of
                                           Directors,

                                           /s/ Kimberly Landry
                                           -------------------------------------
                                           Kimberly Landry
                                           Chief Executive Officer and Director



British Columbia, Canada
January 27, 2006

EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                      LUNA TECHNOLOGIES INTERNATIONAL, INC.

      The undersigned, being the Chief Executive Officer of LUNA TECHNOLOGIES INTERNATIONAL, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

      1. The name of the Corporation (hereinafter referred to as the "Corporation") is Luna Technologies International, Inc. The date of filing the original certificate of incorporation with the Secretary of State of Delaware was March 1999.

      2. The certificate of Incorporation of the Corporation is hereby amended by substituting the following Article IV:

      "The authorized capital stock of the Corporation shall consist of 100,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock $0.0001 par value."


      3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's shareholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by Kimberly Landry, its Chief Executive Officer, this ______day of February 2006.



                         Luna Technologies International, Inc.


                         By:
                              --------------------------------
                              Kimberly Landry
                              Chief Executive Officer